SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2015

WABASH NATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10883	52-1375208
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation or organization)	Number)	Identification No.)

1000 Sagamore Parkway South Lafayette, Indiana	47905
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (765) 771-5310

(Former name or former address, if changed since last report)

       Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 5 – Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 14, 2015, the Company held its Annual Meeting, at which three proposals were submitted to the Company’s stockholders. As of March 16, 2015, the date of record for determining the Company stockholders entitled to vote on the proposals presented at the Annual Meeting, there were 68,305,531 shares of Company common stock issued and outstanding and entitled to vote at the Annual Meeting. The holders of 62,188,410 shares of the Company’s issued and outstanding common stock were represented in person or by proxy at the Annual Meeting, constituting a quorum. The three proposals considered at the Annual Meeting are described in detail in the Company’s Proxy Statement for the Annual Meeting filed with the Securities and Exchange Commission on April 1, 2015. The final results for each proposal are set forth below.

Proposal 1.

The Company’s stockholders elected the following seven persons to the Company’s Board of Directors to hold office for a term of one year or until their respective successors are elected and qualified or until their earlier death, resignation or removal:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Richard J. Giromini	55,006,881	95,115	32,975	7,053,439
Dr. Martin C. Jischke	54,796,434	302,062	36,475	7,053,439
James D. Kelly	54,999,776	95,693	39,502	7,053,439
John E. Kunz	54,961,031	137,569	36,371	7,053,439
Larry J. Magee	55,005,954	90,797	38,220	7,053,439
Ann D. Murtlow	54,824,305	274,191	36,475	7,053,439
Scott K. Sorensen	55,003,740	93,390	37,841	7,053,439

Proposal 2.

The Company’s stockholders approved in an advisory (non-binding) vote the compensation of the Company’s named executive officers. The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
53,559,019	1,353,601	222,351	7,053,439

Proposal 3.

The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015. The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
61,852,141	255,956	80,313	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wabash National Corporation

Date: May 18, 2015	By:	/s/ Jeffery L. Taylor
Jeffery L. Taylor
Senior Vice President and Chief Financial Officer